                                             Exhibit 10.17.1

                              May 26, 1995

Mr. King Oberg
Vice President - Gas Supply
Cascade Natural Gas Corporation
PO Box 24464
Seattle, WA 98124

     RE:  Continuation of Water Power's Jackson Prairie
          Storage Release to Cascade

Dear King:

     In anticipation of FERC's approval of the certificated release of Jackson Prairie storage capacity to Cascade later this fall, I would propose the following procedures with respect to the ongoing payment of charges:

     (1) As for the monthly payments identified in Section 3.1 of the Storage Release Agreement, I propose that Cascade would continue to remit payment to Water Power;

     (2) If FERC does not grant certificate authority to continue the release or does so upon terms which are unacceptable to the parties, or if FERC does not otherwise finally act on the application by November 1, 1995, then Water Power will take title to Cascade's working natural gas inventory presently in storage at Jackson Prairie (480,000 Dth) and would provide "peaking gas supplies" to Cascade of up to 15,000 Dth per day of firm deliverability and 5,533 Dth per day of best-efforts deliverability for the period May 1, 1995 through April 30, 1996, subject to the terms and conditions of the Gas Storage Project Agreement dated September 25, 1989, and such regulatory approvals as may be required. As additional compensation for making these peaking gas supplies available, Water Power shall charge, and Cascade shall pay, $54,120.50 per calendar month for the one year term of this arrangement, and any payments previously received in accordance with paragraph 1 above shall be credited against Cascade's monthly payment obligation. It is also understood and agreed that Cascade will purchase 480,000 Dth of peaking gas supplies from Water Power prior to May 1, 1996, under this agreement.

Mr. King Oberg
Page - 2

     If the foregoing terms and conditions are acceptable to you, please sign where indicated and return a copy of this letter to me at your earliest convenience.

                                Very truly yours,
                                /s/
                                Patricia A. Grable
                                Manager, Pipeline & Regulatory Affairs
                                The Washington Water Power Company



ACKNOWLEDGED AND AGREED
TO THIS  28   OF   May   , 1995
       ------    -------



 /s/
----
King Oberg

Vice President - Gas Supply

Cascade Natural Gas Corporation

                       FIRST AMENDMENT TO THE AGREEMENT FOR THE RELEASE

                             OF JACKSON PRAIRIE STORAGE CAPACITY

     On this 28th day of  April  , 1995, The Washington Water Power Company
             ------      -------
("Water Power") and Cascade Natural Gas Corporation ("Cascade") (hereinafter collectively referred to as the "Parties") have entered into this Agreement ("First Amendment") for the purpose of amending the Agreement for the Release of Jackson Prairie Storage Capacity ("Release Agreement") previously executed by the Parties on July 23, 1990.

                                    WITNESSETH:

     WHEREAS, Water Power and Cascade are parties to a Release Agreement, whereby Water Power will release a portion of its capacity and deliverability in the Jackson Prairie Storage Project to Cascade, for a primary term ending April 30, 1995; and

     WHEREAS, Water Power and Cascade desire to extend the primary term of the aforementioned Release Agreement to April 30, 1998, subject to the receipt of necessary regulatory approvals;

     NOW, THEREFORE, in consideration of their mutual covenants, the Parties hereby agree to amend the Release Agreement in the following respects:

     1. Section 4.1 of the Release Agreement is hereby deleted and replaced with a new Section 4.1 which reads, in its entirety, as follows:

               4.1 Subject to the satisfaction of all conditions precedent, including the receipt of necessary regulatory approvals, the primary term of this Agreement shall continue until April 30, 1998, and thereafter, on a year-to-year basis unless terminated by either Party upon twelve (12) months' written notice of termination received prior to April 30, 1998, or any anniversary thereafter.

     2. Section 5.3 of the Release Agreement is hereby deleted and replaced with a new Section 5.3 which reads, in its entirety, as follows:

               5.3 If all conditions precedent are not satisfied in time to allow for Cascade's use of the released Deliverability and Capacity by November 1, 1995, either Party may, upon fifteen (15) day's written notice, cancel this Agreement.

     3. The Parties agree to substitute revised versions of the following Exhibits, which were previously attached to the Release Agreement:

          Exhibit A: Substitution of First Revised Appendix A to Jackson Prairie Storage Project Agreement, as amended and currently in effect.

          Exhibit B: consent of Northwest Pipeline and Washington Natural Gas Company to the Release.

          Exhibit C: Transportation Service Agreement entered into between Cascade and Northwest Pipeline is deleted in its entirety.]

     IN WITNESS WHEREOF each Party has caused this First Amendment to be executed under the hands of its duly authorized representative.

THE WASHINGTON WATER POWER         CASCADE NATURAL GAS
     COMPANY                            CORPORATION



By:    /s/ Gary G. Ely             By:  /s/ King Oberg
   ------------------------           -----------------------
     Gary G. Ely                        King Oberg
     Vice President, Natural Gas        Vice President, Gas
Supply

                                 Exhibit A

Revised Appendix to Gas Storage Project Agreement

                           FIRST REVISED APPENDIX A
                                     TO
                         GAS STORAGE PROJECT AGREEMENT

     A. Characteristics and Capabilities of the Jackson Prairie Storage Project for the 1989/1990 Storage Cycle and thereafter:

     Cushion Gas:
       Zone 2              Sot less than 16.8 Bcf
       Zone 9              Not less than 2.0 Bcf
     Working Gas
       Capacity            Not more than 15.1 Bcf
     Zone 2 Storage Gas    Not more than 34.4 Bcf
     Deliverability:
       Firm                Not more than 450,000 Mcf Daily
       Best Efforts        Up to 71,800 Mcf daily

     B. Unless the Management Committee approves an alternate method, the Seasonal Working Gas Quantity available for withdrawal during any Storage Cycle is determined by the lessor of;

       (1) The quantity of Working Gas in storage at the beginning of the Storage Cycle; or

       (2) The least quantity of Working Gas in storage at any time between August 31st and September 30th of the preceding Storage Cycle divided by 0.80; or

       (3) The least quantity of Working Gas in storage at any time between June 30th and September 30th of the preceding Storage Cycle divided by 0.35.

     The maximum amount of Seasonal Working Gas Quantity is equivalent to the Working Gas Capacity and shall not exceed 15.l Bcf, as stated above in Section A.

     C. During any Storage Cycle, the project Operator shall be required to withdraw from the Storage Project, upon demand by Northwest Pipeline Corporation pursuant to Section 6.3 of ARTICLE VI of the Gas Storage Project Agreement, a daily quantity of natural gas determined as follows:

        (1) Subject to the limitations on the replacement of Working Gas as stated in Paragraph D of this Appendix, when the Working Gas in the Storage Reservoir exceeds 45 percent of the Working Gas Capacity, the dally withdrawal quantity shall be 100 percent of the Firm Deliverability (defined above as not more than: 450,000 Mcf). For withdrawals below 45 percent of the working Gas Capacity, the daily withdrawal quantity shall be reduced one percent of Firm Deliverability for each additional one percent of the working Gas withdrawn below 45 percent of the Working Gas Capacity. For calculation purposes, this percent of Working Gas withdrawn shall be based on the percent withdrawn at the beginning of the given day; and

        (2) The dally Best Efforts Deliverability quantity as that quantity is stated in Section A above.

     D. After the commencement of an annual Storage Cycle, withdrawals from the Seasonal Working Gas Quantity may be replaced both to maintain the Deliverability of the Storage Project and to restore the quantity available for withdrawal; provided, however, that Working Gas injected above the level of the Seasonal Working Gas Quantity established at the beginning of an annual Storage Cycle shall be considered as applicable to the Seasonal Working Gas Quantity of the next succeeding Storage Cycle and shall not increase the Seasonal Working Gas Quantity of the current Storage Cycle.

     The Project Operator shall transfer up to 500,000 Mcf of Cushion Gas from Zone 9 to Zone 2 of the Storage Project during the period from October 1 through April 30 of any Storage Cycle to maintain the Deliverability as stated above and shall replace said Cushion Gas prior to the commencement of this next storage Cycle by retransfer from Zone 2 to Zone 9.

     This Appendix A shall become effective on the date designated by the Federal Energy Regulatory Commission and on such date shall supersede any previously effective Appendix A establishing the Characteristics and Capabilities of the Jackson Prairie Storage project.

Attest:                              THE WASHINGTON WATER POWER COMPANY


/s/  Merilee Fulton                  By:  /s/ Gary E. Ely
                                     Vice President


Attest: WASHINGTON NATURAL GAS COMPANY In Its Individual Capacity and as Project Operator

/s/ Paul A. Hoglund                  By /s/ Robert R. Golliver
                                     President

Attest:                              NORTHWEST PIPELINE CORPORATION



/s/ Karen B. Martinez                By  /s/ Tim J. Hausler
                                     Vice President

                              Exhibit B

                          Consent to Release

                           February 2, 1995


Mr. James Gustafson
Senior Vice President
Washington Natural Gas Corporation
815 Mercer Street
Seattle, WA 98111

Mr. Matt J. Gillis
Vice President of Operations
Northwest Pipeline Corporation
295 Chipeta Way
PO Box 58900
Salt Lake City, UT 84158-0900

RE:  Waiver/Consent of Jackson Prairie Management Committee
     Concerning Release of Capacity and Deliverability by Washington Water Power to Cascade

Gentlemen:

     The Washington Water Power Company (WWP) and Cascade Natural Gas (Cascade) intend to amend their existing agreement (hereinafter "Release Agreement"), whereby WWP would continue to release a share of its capacity and deliverability in the Jackson Prairie Storage Project (Project) to Cascade. In order to effectuate this continued release, the following waivers and consents must be obtained from the Management Committee of the Project.

     In accordance with Article 5.3 of the Gas Storage Project Agreement, dated September 25, 1989, the Management Committee, comprised of the undersigned, hereby consents to the release by WWP to Cascade of 150,000 therms of firm deliverability, 55,328 therms of best efforts deliverability, and 4,800,000 therms of seasonal capacity in the Project, for an additional period extending from May 1, 1995 to April 30, 1998. Moreover, to the extent that this release is, or may be, construed as an assignment of a portion of WWP's interest in the Project, the undersigned, as representative of each owner of the Project, expressly waive any rights of first refusal arising under Article 13.1 of the Gas Storage Project Agreement.

     If you are in agreement with the foregoing, please sign in the space provided below and return the original to my office. An original signed by all parties will be returned to you. Thank you for your attention to this matter.

                           Very truly yours,

                           THE WASHINGTON WATER POWER COMPANY


                           /s/ Gary G. Ely
                           Gary G. Ely


ACKNOWLEDGED AND AGREED TO
THIS  27th  DAY OF FEBRUARY, 1995.
     ------


/s/ James Gustafson
Mr. James Gustafson
ON BEHALF OF WASHINGTON NATURAL
GAS COMPANY





ACKNOWLEDGED AND AGREED TO
THIS  12th  DAY OF MARCH, 1995.
     ------


/s/ Matt J. Gillis
By  Mr. Matt J. Gillis
ON BEHALF OF NORTHWEST PIPELINE
CORPORATION